UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2023, in connection with a decision to streamline certain functions within the company, Fulcrum Therapeutics, Inc., or Fulcrum, notified Mel Hayes, Fulcrum’s current chief operating officer (and principal operating officer) that it was eliminating his position effective October 2, 2023, following which, Fulcrum does not have a principal operating officer. Mr. Hayes agreed to remain with Fulcrum as its Executive Vice President, Patient Experience, and in connection therewith, entered into an amended and restated employment agreement reflecting his new role and title at Fulcrum. Such amended and restated employment agreement, which has a 12-month term, did not modify Mr. Hayes’ current compensation or severance arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: October 2, 2023	By:	/s/ Curtis Oltmans
Name: Curtis Oltmans
Title: Chief Legal Officer